                                              Exhibit 99.1
bebe stores, inc. Announces Preliminary Comparable Store Sales Results and
Updates Second Quarter Fiscal Year 2015 Guidance
BRISBANE, CALIF. - January 12, 2015 - bebe stores, inc. (NASDAQ:BEBE) today announced preliminary comparable store sales results for the fiscal second quarter ended January 3, 2015, and updated its net loss per share guidance for the quarter.
Comparable store sales for the quarter ended January 3, 2015 increased approximately 8%, ahead of the Company’s expectations, with positive performance across all regions. This increase was driven by improved sell through of the fall and holiday product offerings at higher AUR in both the bebe and outlet businesses.
Net loss per share prior to any non-recurring costs from continuing operations for the quarter is now expected to be in the low single digit range, at the high end of the Company’s previous guidance.
Jim Wiggett, Chief Executive Officer, commented, “We are excited by the positive sales momentum and margin improvement that we are seeing in our retail stores and online. During the holiday season, we maintained a less promotional strategy relative to last year and provided our customers with an enhanced lifestyle-oriented fashion assortment at attractive values, and saw a favorable response. Although overall traffic trends remained challenging, we saw sequential improvement as we moved through the quarter. Our results during the period leave us in a healthy inventory position heading into our third quarter. Taken together, we are very encouraged by the momentum in the business.”
The Company noted that these second quarter fiscal 2015 results are preliminary and therefore subject to change until the Company's completion of its customary quarterly closing and review procedures. The Company expects to report actual results on February 5, 2015.
Webcast information:
The Company’s ICR XChange presentation is scheduled for Tuesday, January 13, 2015, at 2:00pm (ET). The presentation will be webcast live at https://www.wsw.com/webcast/icr/bebe and a replay will be available on the Company’s website at www.bebe.com for 90 days following the webcast.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. The statements in this news release, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the Company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statement or to issue future press releases discussing sales trends and financial guidance such as this one other than associated with routine quarterly and annual financial reporting.

About bebe stores, inc.:
bebe stores, inc. is a global specialty retailer, which designs, develops and produces a distinctive line of contemporary women’s apparel and accessories under the bebe, BEBE SPORT and bbsp brand names. bebe currently operates 176 bebe retail stores including the on-line store bebe.com, and 35 bebe outlet stores. These stores are located in the United States, U.S. Virgin Islands, Puerto Rico and Canada. bebe also distributes and sells bebe branded product through its licensees in approximately 23 countries.
Contact:
bebe Stores, Inc.
Liyuan Woo, Chief Financial Officer
415-715-3900